CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders

QMIS TBS Capital Group Corp.

We hereby consent to the use of our report dated November 5, 2020, with respect to the financial statements of QMIS TBS Capital Group Corp., incorporated in the Registration Statement on Form S-1 amendment of QMIS TBS Capital Group Corp. to be filed on about November 5, 2020.  We also consent to the use of our name and the reference to us in the Experts section of the Registration Statement.

/s/Keith K Zhen CPA

Keith K Zhen CPA

Brooklyn, New York,

November 5, 2020